Execution Version

CDI Corp.

PERFORMANCE UNITS

1. Grant of Performance Units. CDI Corp., a Pennsylvania corporation (the “Company”) hereby grants to David Arkless (the “Recipient”) 603,362 Performance Units (“PSU”). This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms of this agreement (this “Agreement’) and the Plan, this Agreement will prevail. Notwithstanding anything contained in this Agreement to the contrary, the maximum amount payable hereunder is $20,000,000. Nothing in this Grant shall be construed to in any way limit or restrict the operation of any of the Company’s or its Subsidiaries’ or affiliates’ business in the manner determined to be appropriate by the Board and the Company’s Chief Executive Officer in their sole discretion, regardless of the impact that such operation may have on Recipient’s ability to earn any amounts hereunder. All dollar amounts referred to herein are in U.S. Dollars. In administering this Agreement, the Committee shall act in good faith.

2. Grant Subject to Shareholder Approval. Notwithstanding anything contained herein to the contrary, if the shareholders of the Company do not approve an increase in the maximum number of shares of CDI Stock available under the Plan at the Company’s 2015 Annual Meeting such that the number of shares of CDI Stock available under the Plan after such increase is sufficient to cover all PSUs underlying this Grant, then this Grant and all PSUs hereunder shall be immediately forfeited and the Recipient shall cease to have any rights with respect to the Grant or this Agreement (including the right to any payments or benefits hereunder). The Company will submit to its shareholders, at its 2015 Annual Meeting, a proposal to amend the Plan to increase the number of shares of CDI Stock available thereunder by a number in excess of the number that would be sufficient to cover all PSUs under this Grant; provided, however, that the Company makes no representations regarding whether such approval will be obtained.
3. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.
(a)“Cause” shall have the meaning set forth in the Employment Agreement.
(b)    “CDI Stock” means the Common Stock.
(c)    “Committee” means the Compensation Committee of the Board or its successor.
(d)    “Daily Value” on any date shall mean the sum of (x) the closing price of actual sales of Common Stock on the New York Stock Exchange (“NYSE”) on such date or, if there are no such sales on such date, the closing price of Common Stock on the NYSE on the last preceding date on which there was a sale; or if Common Stock is not then listed on the NYSE, (i) the per share closing price on such date on the primary U.S. national securities exchange on which Common Stock is listed or, if there are no such sales on such date, the closing price of Common Stock on such exchange on the last preceding date on which there was a sale or (ii) if not so listed and Common Stock is publically traded on an inter-dealer quotation system, the closing price on such date on such system, or, if there are no such sales on such date, the closing price of Common Stock on such system on the last preceding date on which there was a sale plus (y) the aggregate per share Extraordinary Cash Dividends having a

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record date that occurs on or after the commencement of the Appendix I Measurement Period (as defined on Appendix I) but on or before the date on which Daily Value is being determined. Notwithstanding the foregoing, during the Sale Period, the Daily Value shall equal 83.33% of the amount determined in the preceding sentence.
(e)    “Date of Grant” means October 27, 2014.
(f)    “Employment Agreement” means the Recipient’s employment agreement with CDI Corporation, dated as of October 27, 2014, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)    “Extraordinary Cash Dividend” means a cash dividend paid on the CDI Stock that the Committee acting reasonably and in good faith determines is not a regular or ordinary cash dividend. The amount of any Extraordinary Cash Dividend shall be determined by the Committee acting reasonably and in good faith.
(h)    “Good Reason” shall mean any occurrence, without the Recipient’s explicit prior written consent, of: (i) a material reduction in Recipient’s title, duties or responsibilities and (ii) a material reduction in Base Salary (as defined in the Employment Agreement).  A termination under clause (i) shall be for Good Reason only if Recipient provides the Company with notice of the event alleged to constitute Good Reason within 30 days after Recipient’s knowledge of its occurrence, the Company fails to cure such act within 30 days after receipt of such notice and Recipient terminates his employment within 30 days after such cure period expires uncured.
(i)    “Grant” means the grant of PSUs to the Recipient which is described in Section 1 of this Agreement.
(j)    “Notice Period” shall have the meaning set forth in the Employment Agreement.
(k)    “Plan” means the CDI Corp. Amended and Restated 2004 Omnibus Stock Plan, as amended.
(l)    “Release” shall have the meaning set forth in the Employment Agreement.
(m)    “Sale of the Company” shall mean any Person, or more than one Person acting as a group within the meaning of Section 409A of the Code, acquires (by merger or pursuant to an offer which was open to all shareholders) ownership of stock of the Company that constitutes more than 90 percent of all outstanding stock of the Company.
(n)    “Separation from Service” means the Recipient’s “separation from service” (within the meaning of Code Section 409A) from the Company and its Subsidiaries.
(o)    “Time-Based Requirements” means that either: (i) the Recipient has been continuously employed by the Company or a Subsidiary from the Date of Grant through and including September 30, 2019 (excluding any period of employment during the Notice Period), (ii) on or prior to September 30, 2019, the Company or a Subsidiary provides the Recipient with a written notice of termination of his employment as the result of Total Disability or for any reason other than for Cause and the Recipient’s employment is actually terminated for Total Disability or by the Company other than for Cause in accordance with such written

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notice, (iii) on or prior to September 30, 2019, the Recipient’s employment was terminated as the result of the Recipient’s death and the Recipient had not previously provided a written notice to the Company or any Subsidiary to terminate his employment, nor did the Company or a Subsidiary previously provide the Recipient with a written notice to terminate his employment for Cause or (iv) on or prior to September 30, 2019 but on or after the occurrence of a Sale of the Company, the Recipient provides a written notice to the Company or a Subsidiary to terminate his employment for Good Reason and the Recipient does terminate his employment for Good Reason in accordance with such notice and the definition of Good Reason (and in the case of clauses (ii), (iii) and (iv), the Recipient (or his estate, as applicable) executes and does not revoke the Release, such that the Release becomes effective, within 60 days after the date of termination); provided, however, that in the event of such a termination of employment by the Company due to Total Disability, the Recipient must acknowledge at the time of his termination that his termination is due to Total Disability and that he does not have any claims against the Company or its Subsidiaries or affiliates (other than for vested benefits and earned but unpaid compensation). Notwithstanding the forgoing or anything contained herein to the contrary, the Time-Based Requirements will not be satisfied if, on or prior to September 30, 2019, (i) the Recipient receives a written notice of termination from the Company or a Subsidiary for Cause and his employment is so terminated for Cause, or (ii) the Recipient provides the Company or a Subsidiary with a notice of termination (other than as described in clause (iv) above).
(p)    “Total Disability” shall have the meaning set forth in the Employment Agreement.
4. General. Up to 286,705 of the PSUs may be earned in accordance with Appendix I (the “Appendix I PSUs”) and up to 316,657 of the PSUs may be earned in accordance with Appendix II (the “Appendix II PSUs”); provided, however, that if any Appendix I PSUs are required to satisfy the portion of the Grant earned under Appendix II, such PSUs may be so used to the extent not used to satisfy the portion of the Grant earned under Appendix I, and vice versa. All earned PSUs shall be settled in cash as set forth in the applicable Appendix.

5. Tax Withholding. The amount of cash to be delivered to the Recipient, if any, under this Grant shall be reduced by all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes (including, if applicable, PAYE and primary national insurance contributions) and any related penalties or interest) required by law to be withheld in connection with the payout relating to this Grant or the PSUs granted pursuant to it.

6. Nontransferablity of this Grant. Neither this Grant nor the PSUs may be transferred, in whole or in part, except by will or the applicable laws of descent and distribution.
7. Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Grant is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
8. Cancellation of PSU and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Recipient has entered into competition with the Company or any of its Subsidiaries in breach of the non-competition covenant set forth in Section 9(i) of the Employment Agreement, the Committee may, in its discretion, at any time during the term of such non-competition covenant: (a) cancel any PSUs and the Aggregate Appendix I Settlement Amount and the Maximum Appendix II Settlement Amount and/or (b) require the Recipient to pay to the Company an amount equal to the amount paid to the Recipient in respect of this

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Grant during the one-year periods prior to and after the termination of the Recipient’s employment or engagement with the Company.
9. Shareholder Rights. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any PSUs covered by this Grant.
10. PSUs Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company or any of its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment of the Recipient at any time.
11. Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) this Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments, nor is this Grant or any part thereof pensionable; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock. The Recipient acknowledges that this Grant is, and fully satisfies the Company’s obligations with respect to, the PSU Award, as described in the Employment Agreement.

12. Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s Separation from Service, then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s Separation from Service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Recipient in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following Recipient’s Separation from Service or (ii) the 10th business day following Recipient’s death. If Recipient’s termination of employment does not constitute a Separation from Service, then any amounts payable hereunder on account of a termination of Recipient’s employment and which are subject to Code Section 409A shall not be paid until Recipient has experienced a Separation from Service, or other permitted payment event, within the meaning of Code Section 409A. Neither the Company nor any of its affiliates shall have any liability or obligation to Recipient in the event that this Agreement does not comply with, or is not exempt from, Code Section 409A.

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13. Execution of this Agreement. If the Recipient does not sign and return this Agreement, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue any cash or other payments to the Recipient in connection with this Grant. If the Recipient receives any cash or other payments in connection with this Grant but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.

CDI CORP.	RECIPIENT

By:___/s/ Scott J. Freidheim__	Signature: ___/s/ David Arkless ____
Name: Scott J. Freidheim	Print Name: _David Arkless________
Title: CEO	Date: _________________________

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Appendix I

1.    General. Subject to Section 8 below, up to 286,705 of the PSUs may be earned in accordance with this Appendix I based upon the satisfaction of both the performance requirements set forth in Section 3 of this Appendix I (the “Appendix I Performance Requirements”) and the Time-Based Requirements. All PSUs earned in accordance with this Appendix I shall be settled in cash as set forth in Section 5 below, subject to Section 8 below. Any PSUs that are eligible to be earned under this Appendix I but are not so earned as of the end of the Appendix I Measurement Period shall be immediately forfeited with no compensation or other consideration or payment due to the Recipient. Attachment 1 hereto contains an illustration of the earning of the PSUs under this Appendix I. Notwithstanding anything contained in this Appendix I or this Agreement to the contrary, the maximum amount payable under this Appendix I is $10,000,000.
2.    Definitions.
(a)    “Appendix I Measurement Period” shall mean the period commencing on the Date of Grant and ending on the earliest of (A) September 30, 2019, (B) the date of the termination of the Recipient’s employment with the Company or its Subsidiaries due to death, (C) the date on which the Recipient provides the Company or a Subsidiary with notice of termination of his employment (provided that the Recipient’s employment so terminates), (D) the date on which the Company or a Subsidiary provides the Recipient with a notice of termination of his employment for Cause or due to Total Disability (provided that the Recipient’s employment so terminates), (E) the date that is six months after the date on which the Company or a Subsidiary provides the Recipient with a notice of termination of his employment other than for Cause (and not due to Total Disability), provided that the Recipient’s employment so terminates (provided that the extension of the Appendix I Measurement Period under this clause (E) is conditioned on the Recipient’s execution and non-revocation of the Release in accordance with Section 7(b)(iii) of the Employment Agreement (including during the time periods set forth therein)), (F) the occurrence of a Sale of the Company or (G) the last day of the first Performance Period for which the Reference Price equals or exceeds the Maximum Hurdle.
(b)    “Appendix I Performance Period” means any period of 90 consecutive trading days during the Appendix I Measurement Period.
(c)    “Maximum Hurdle” means $47.37, subject to adjustment as set forth in Section 7 below.
(d)    “Minimum Hurdle” means $31.58, subject to adjustment as set forth in Section 7 below.
(e)    “Reference Price” means, for any Appendix I Performance Period, the highest number that would not exceed any of the amounts determined under the following three clauses:  (i) the average Daily Value during such Appendix I Performance Period, (ii) for the 60 trading days during such Appendix I Performance Period with the highest Daily Value (whether or not consecutive), such trading day with the lowest Daily Value and (iii) the lowest Daily Value during the last 20 trading days during such Appendix I Performance Period. Notwithstanding the foregoing, if a Sale of the Company occurs on or prior to the expiration of the Appendix I Measurement Period, then the Reference Price for such Appendix I Performance Period ending on the date of consummation of the Sale of the Company shall equal the Sale Price.

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(f)    “Reference Price Minimum Hurdle” means the greater of the Minimum Hurdle and the highest Reference Price for any previously completed Appendix I Performance Period.
(g)    “Sale Period” means the period commencing on the date on which a public announcement is made regarding a transaction that, if consummated, would result in a Sale of the Company and ending on the earlier of (i) the date on which a Sale of the Company is consummated, (ii) the date on which the agreement that would give rise to a Sale of the Company is terminated or (iii) the date on which the Company or the prospective acquiror publicly announces that such transaction is no longer being pursued.
(h)    “Sale Price” means 83.33% of the sum of (x) the per-share consideration paid for CDI Stock in a Sale of the Company, plus (y) all per-share Extraordinary Cash Dividends having a record date during the Appendix I Measurement Period.
3.     Performance Requirements. The Appendix I Performance Requirements shall be satisfied during any Appendix I Performance Period based on the Reference Price for such Appendix I Performance Period, as follows:
(a)    If the Reference Price for an Appendix I Performance Period is equal to or below the Reference Price Minimum Hurdle, then the Appendix I Performance Requirements shall not be treated as being satisfied for that Appendix I Performance Period unless Section 3(b) applies.
(b)    If the Reference Price for an Appendix I Performance Period equals the Minimum Hurdle and no portion of the Appendix I Performance Requirements were satisfied during any prior Appendix I Performance Period, then the Appendix I Performance Requirements shall be treated as being satisfied for $5,000,000. For the avoidance of doubt, the Appendix I Performance Requirements will be treated as being satisfied for such amount only with respect to the first Appendix I Performance Period for which the Reference Price equals the Minimum Hurdle (and only if the Appendix I Performance Requirements were not satisfied during any prior Appendix I Performance Period).
(c)    If the Reference Price for an Appendix I Performance Period exceeds the Reference Price Minimum Hurdle but is less than the Maximum Hurdle, then an additional portion of the Appendix I Performance Requirements shall be satisfied such that the Appendix I Performance Requirements shall be treated as being satisfied for the Appendix I Performance Period being tested and all prior Appendix I Performance Periods for an aggregate of $5,000,000, plus the product of (x) $5,000,000 and (y) a fraction, the numerator of which equals the difference between the Reference Price for such Appendix I Performance Period and the Minimum Hurdle and the denominator of which equals the difference between the Maximum Hurdle and the Minimum Hurdle.
(d)    If the Reference Price for an Appendix I Performance Period equals or exceeds the Maximum Hurdle, then an additional portion of the Appendix I Performance Requirements shall be satisfied such that the Appendix I Performance Requirements shall be treated as being satisfied for the Appendix I Performance Period being tested and all prior Appendix I Performance Periods for an aggregate of $10,000,000.
Subject to the Committee’s certification of the satisfaction of the Appendix I Performance Requirements for any Appendix I Performance Period, on the last day of each such Appendix I Performance Period with respect to which the Appendix I Performance Requirements are satisfied as set forth herein, a number of Appendix I PSUs equal to the quotient of (i) the

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additional amount with respect to which the Appendix I Performance Requirements are treated as being satisfied in such Appendix I Performance Period, divided by (ii) the Daily Value on the last day of such Appendix I Performance Period (determined without regard to the last sentence of the Daily Value definition), shall be immediately converted into their settlement amount (such Appendix I PSUs that are so converted, “Appendix I Performance-Satisfied PSUs”), with such settlement amount to equal the Fair Market Value of one share of CDI Stock on the last day of such Appendix I Performance Period, plus the Appendix I Accumulated Dividend Equivalent Value with respect to such Appendix I Performance Satisfied PSU (such amount with respect to any Appendix I Performance-Satisfied PSU, the “Appendix I Settlement Amount” stated as a U.S. dollar amount determined at such time and with respect to all such Appendix I Performance-Satisfied PSUs, the “Aggregate Appendix I Settlement Amount,” which Aggregate Appendix I Settlement Amount shall be the sum of all such stated U.S. dollar amounts). Subject to Section 8 below, the Aggregate Appendix I Settlement Amount shall be paid only upon the satisfaction of the Time-Based Requirements. If the Appendix I Performance Requirements have not been satisfied for at least one Appendix I Performance Period during the Appendix I Measurement Period, then the Aggregate Appendix I Settlement Amount shall be $0. Any PSUs that are eligible to be earned under this Appendix I that have not become Appendix I Performance-Satisfied PSUs as of the last day of the Appendix I Measurement Period shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient.

4. Time-Based Requirements. If the Time-Based Requirements are not satisfied (including, without limitation, as the result of failing to timely execute the Release or not making the required Total Disability acknowledgement), then the Aggregate Appendix I Settlement Amount, as well as all PSUs that could be earned under this Appendix I, including, without limitation, any that have become Appendix I Performance-Satisfied PSUs, shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient. The parties hereto specifically acknowledge and agree that Section 10.4 of the Plan shall not apply to this Grant.

5. Settlement. Subject to Section 8 below, if the Time-Based Requirements and any portion of the Appendix I Performance Requirements have been satisfied, then the Aggregate Appendix I Settlement Amount shall be paid to the Recipient in a lump sum cash payment within 30 days after September 30, 2019; provided, however, that if (x) the Time-Based Requirements are satisfied pursuant to clause (ii) or (iv) of the definition thereof, then payment of the Aggregate Appendix I Settlement Amount instead shall be made within 60 days after the earlier of the day that is 6 months following Recipient’s Separation from Service or September 30, 2019 and (y) the Time-Based Requirements are satisfied under clause (iii) of the definition thereof as a result of the Recipient’s death, then payment of the Aggregate Appendix I Settlement Amount instead shall be made within 60 days after the date of such death. The parties hereto agree that the occurrence of a Change in Control or Sale of the Company shall not accelerate the payment date (provided that the Company retains the discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

6. Dividend Equivalents. No dividends shall be paid with respect to any Appendix I PSUs. However, if an Extraordinary Cash Dividend has a record date during the Appendix I Measurement Period, then any PSUs that could be earned under this Appendix I and that have not become Appendix I Performance-Satisfied PSUs as of the record date of such Extraordinary Cash Dividend shall be credited with the Common Stock per-share amount of such Extraordinary Cash Dividend as of such record date (the amount of dividend equivalents so credited on any such PSU, such PSU’s “Appendix I Accumulated Dividend Equivalent Value”), with such amount to be paid only as provided in Sections 5 and 8 of this Appendix I. The

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Appendix I Accumulated Dividend Equivalent Value shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient in the event that the PSUs to which such amounts relate are forfeited.

7. Adjustments. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting CDI Stock, then in addition to the adjustments permitted by the Plan, the Committee shall make any equitable adjustment to the Maximum Hurdle, the Reference Price Minimum Hurdle and the Minimum Hurdle, as well as the then highest achieved Reference Price in order to prevent the dilution or enlargement of rights hereunder (it being understood that the Maximum Hurdle and Minimum Hurdle are intended to represent a 300% increase and a 200% increase, respectively, in a trading price for the CDI Stock of $15.79, and as such, if an event described above occurs, it may be necessary to adjust such Maximum Hurdle, Reference Price Minimum Hurdle, Minimum Hurdle and the then highest achieved Reference Price to continue to reflect the desired percentage increase).

8. Earning Override. Notwithstanding anything contained in the Agreement or this Appendix I to the contrary, in the event that none of the Maximum Appendix II Settlement Amount (as defined in Appendix II) becomes payable in accordance with Appendix II, then the Aggregate Appendix I Settlement Amount shall be $0.00 (regardless of whether any of the Appendix I Performance Requirements have been satisfied), and all PSUs, including any Appendix I Performance Satisfied PSUs, shall be immediately forfeited with no consideration, compensation or payments otherwise due to the Recipient. Notwithstanding Section 5 of this Appendix I, in the event that no portion of the Maximum Appendix II Settlement Amount is paid under Section 7(a) of Appendix II, but payment of the Maximum Appendix II Settlement Amount could be made under Section 7(b) of Appendix II, then payment of the Aggregate Appendix I Settlement Amount shall not be made as provided in Section 5 of this Appendix I, but instead shall be made only if payment of the Maximum Appendix II Settlement Amount under Section 7(b) of Appendix II is greater than $0.00 (with payment of the Aggregate Appendix I Settlement Amount to be made when payment of the Maximum Appendix II Settlement Amount is made under Section 7(b) of Appendix II); provided, that if no portion of the Maximum Appendix II Settlement Amount is so paid under Section 7(b) of Appendix II, then the Aggregate Appendix I Settlement Amount shall be $0.00 (regardless of whether any of the Appendix I Performance Requirements have been satisfied), and all PSUs, including any Appendix I Performance Satisfied PSUs, shall be immediately forfeited with no consideration, compensation or payments otherwise due to the Recipient.

[end of Appendix I]

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Appendix II

1. General. Up to 316,657 of the PSUs may be earned in accordance with this Appendix II based upon the satisfaction of both the performance requirements set forth in Section 4 of this Appendix II (the “Appendix II Performance Requirements”) and the Time-Based Requirements, subject to Sections 3, 5, 7 and 9 below. All Appendix II PSUs earned in accordance with this Appendix II shall be settled in cash as set forth in Section 7 below, subject to Section 9 below. Any PSUs that are eligible to be earned under this Appendix II but are not so earned as of the end of the Appendix II Measurement Period shall be immediately forfeited with no compensation or other consideration or payment due to the Recipient. Attachment 2 hereto contains an illustration of the earning of the Appendix II PSUs. Notwithstanding anything contained in this Appendix II or this Agreement to the contrary, the maximum amount payable under this Appendix II is $10,000,000.
2. Definitions.
(a)    “Appendix II Measurement Period” means the period commencing on January 1, 2015 and ending on the earlier of (A) September 30, 2019, (B) the last day of the fiscal quarter ending on or immediately prior to (as the case may be) the date on which the Recipient’s employment is terminated as the result of death, (C) the last day of the fiscal quarter ending on or immediately prior to (as the case may be) the date on which Recipient provides notice of the termination of his employment to the Company or a Subsidiary (provided that the Recipient’s employment so terminates), (D) the last day of the fiscal quarter ending on or immediately prior to (as the case may be) the date on which the Company or its Subsidiaries provides the Recipient with written notice of termination of his employment due to Total Disability or for Cause (provided that the Recipient’s employment so terminates), (E) the last day of the fiscal quarter immediately following the fiscal quarter in which Recipient receives a written notice of termination of his employment by the Company or a Subsidiary other than for Cause (and not due to Total Disability), provided that the Recipient’s employment so terminates (provided that the extension of the Appendix II Measurement Period under this clause (E) is conditioned on the Recipient’s execution and non-revocation of the Release in accordance with Section 7(b)(iii) of the Employment Agreement (during the time periods set forth therein)) and (F) the last day of the fiscal quarter ending on or immediately prior to (as the case may be) a Sale of the Company.

(b)    “Appendix II Performance Period” means any period of four consecutive fiscal quarters occurring during the Appendix II Measurement Period (or if the Appendix II Measurement Period ends before December 31, 2015, such lesser number of full fiscal quarters from January 1, 2015 through the date of the end of the Appendix II Measurement Period).

(c)    “IBOP” or “International Business Operating Profit” means the operating profit of all non-North America staffing and engineering business of the Company and its Subsidiaries (including AndersElite), as determined by the Company in good faith in accordance with its accounting principles (as in effect from time to time) and its publicly filed financial statements; provided, however, that (i) in the event that any staffing or engineering business of the Company or its Subsidiaries is sourced from non-North American countries but the work is performed in North America and therefore would not otherwise be treated as operating profit for the non-North American staffing and engineering business, then 50% of such operating profit

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shall be treated as IBOP, unless the Committee determines, in its sole discretion, a lesser portion thereof that should be treated as IBOP for such account, (ii) IBOP will be reduced by any amount paid to the Recipient in respect of Section 5(d) of the Employment Agreement (with such reduction for each year to occur in the last calendar quarter of the calendar year to which the bonus paid under Section 5(d) of the Employment Agreement relates), (iii) IBOP will be reduced by $500,000 for corporate services directed by Recipient, (iv) IBOP shall include a cost of capital (at appropriate risk premium as determined in the sole discretion of the Company) allocation associated with purchase price for any acquisition or other use of capital in the business as determined in the sole discretion of the Company and (v) for purposes of determining IBOP during any Appendix II Performance Period, no two clients shall constitute more than 40% of the IBOP for such Appendix II Performance Period, and accordingly, in the event that two clients would otherwise constitute more than 40% of IBOP for such Appendix II Performance Period, then any IBOP attributable to such two clients in excess of 40% shall be disregarded and shall not be treated as IBOP with respect to such Appendix II Performance Period (for purposes of this clause (v), any reduction in IBOP shall be based on the two clients with the highest IBOP for the applicable Appendix II Performance Period). All calculations of IBOP and operating profit, and other allocations, shall be determined by the Committee in its sole discretion based on the Company’s accounting principles, as in effect from time to time.

(d)    “IBOP Maximum Hurdle” means $20,000,000.

(e)    “IBOP Minimum Hurdle” means $10,000,000.

(f)    “Initial Testing Period” means all Appendix II Performance Periods commencing with the Appendix II Performance Period beginning on January 1, 2015 and ending with (but including) the Appendix II Performance Period that is the fifth to last Appendix II Performance Period.

(g)    “Subsequent Testing Period” means: (i) the four consecutive fiscal quarters ending with the fiscal quarter immediately after the Appendix II Performance Period in which the highest IBOP was achieved; (ii) the four consecutive fiscal quarters ending with the second fiscal quarter after the Appendix II Performance Period in which the highest IBOP was achieved; (iii) the four consecutive fiscal quarters ending with the third fiscal quarter after the Appendix II Performance Period in which the highest IBOP was achieved; and (iv) the four consecutive fiscal quarters ending with the fourth fiscal quarter after the Appendix II Performance Period in which the highest IBOP was achieved. The determination of the highest IBOP, and which Appendix II Performance Period produced the highest IBOP, shall be made after giving effect to the recalculation of IBOP set forth in Sections 5(a) and 5(b) of this Appendix II.

3.    Initial Crediting and Conversion of Appendix II PSUs. In the event that the Appendix I Performance Requirements (as defined in Appendix I) have been satisfied during the Appendix I Measurement Period (as defined in Appendix I), then subject to the Committee’s certification thereof, on the first day on which the Appendix I Performance Requirements have been so satisfied, a number of the Appendix II PSUs equal to the quotient of $10,000,000, divided by the Daily Value (as defined in Appendix I, but determined without regard to the last sentence of such definition) on the date on which the Appendix I Performance Requirements were first satisfied shall be deemed conditionally earned, subject to reduction under Sections 4, 5, 7 and 9 below and subject to vesting under Section 6 below (such Appendix II PSUs, the “Conditionally Earned Appendix II PSUs”). On such date, the Conditionally Earned Appendix II PSUs shall be immediately converted into their settlement amount, with such settlement amount for each such Conditionally Earned Appendix II PSU to equal the Fair Market Value of one share of CDI Stock on the date of such conversion, plus the Appendix II Accumulated Dividend Equivalent Value

12192410.2.TAX -11-

with respect to such Conditionally Earned Appendix II PSU (the aggregate amount with respect to all such Conditionally Earned Appendix II PSUs, the “Maximum Appendix II Settlement Amount”), provided that in no event shall the Maximum Appendix II Settlement Amount exceed $10,000,000. The Maximum Appendix II Settlement Amount shall be subject to reduction pursuant to Sections 4, 5, 7 and 9 below, and shall be paid only upon the satisfaction of the Time-Based Requirements, subject to Section 9 below. Any Appendix II PSUs that do not become Conditionally Earned Appendix II PSUs in accordance with this Section 3, along with the Appendix II Accumulated Dividend Equivalent Value relating thereto, shall be immediately forfeited with no compensation, payments or other benefits owed to Recipient.
4.    Performance Requirements. Effective as of the last day of the Appendix II Measurement Period, the Maximum Appendix II Settlement Amount shall be recalculated as follows:
(a)    If the highest IBOP achieved during any Appendix II Performance Period is below the IBOP Minimum Hurdle, then (i) the Appendix II Performance Requirements shall not be treated as being satisfied, (ii) the Maximum Appendix II Settlement Amount shall be reduced to $0.00 and (iii) no amounts shall be payable to the Recipient under this Appendix II or Appendix I.
(b)    If the highest IBOP achieved during any Appendix II Performance Period equals the IBOP Minimum Hurdle, then (i) the Appendix II Performance Requirements shall be treated as being satisfied for $5,000,000 and (ii) the Maximum Appendix II Settlement Amount shall be reduced under this Section 4 to $5,000,000.
(c)    If the highest IBOP achieved during any Appendix II Performance Period exceeds the IBOP Minimum Hurdle but is less than the IBOP Maximum Hurdle, then (i) the Appendix II Performance Requirements shall be satisfied for an amount equal to $5,000,000, plus the product of (x) $5,000,000 and (y) a fraction, the numerator of which equals the difference between the highest IBOP for any Appendix II Performance Period and the IBOP Minimum Hurdle and the denominator of which equals the difference between the IBOP Maximum Hurdle and the IBOP Minimum Hurdle and (ii) the Maximum Appendix II Settlement Amount shall be reduced under this Section 4 to equal the amount for which the Appendix II Performance Requirements are treated as being satisfied under this Section 4(c).
(d)    If the highest IBOP achieved during any Appendix II Performance Period equals or exceeds the IBOP Maximum Hurdle, then (i) the Appendix II Performance Requirements shall be satisfied for an aggregate of $10,000,000 and (ii) the Maximum Appendix II Settlement Amount shall not be reduced under this Section 4.
The Maximum Appendix II Settlement Amount (as reduced pursuant to this Section 4, if applicable) shall be subject to further adjustment under Sections 5, 7 and 9 below.
5. Assessment of Sustainability of IBOP. Notwithstanding anything contained in the Agreement or this Appendix II to the contrary, following the application of Section 4 above, IBOP for certain Appendix II Performance Periods shall be subject to adjustment as set forth in this Section 5.

(a)    If (x) IBOP for any Appendix II Performance Period included in the Initial Testing Period equals or exceeds the IBOP Minimum Hurdle (any such Appendix II Performance Period, a “Section 5(a) Achieving Period”) and (y) the lowest achieved IBOP for any Appendix II Performance Period (whether or not in the Initial Testing Period) following a Section 5(a) Achieving Period is less than 80% of the IBOP for such Section 5(a) Achieving Period, then IBOP for each such Section 5(a) Achieving Period shall be recalculated to equal the product of

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(X) the quotient of (i) the lowest IBOP for any Appendix II Performance Period (whether or not in the Initial Testing Period) after such Section 5(a) Achieving Period, divided by (ii) 80% of IBOP for such Section 5(a) Achieving Period, multiplied by (Y) IBOP for such Section 5(a) Achieving Period. Notwithstanding the foregoing, if there are less than five Appendix II Performance Periods in the Appendix II Measurement Period, then this Section 5(a) shall not apply. The recalculations under this Section 5(a) shall be repeated until no further recalculations could be made under this Section 5(a).

(b)    If (x) IBOP during any of the final four Appendix II Performance Periods (or, if there are less than four Appendix II Performance Periods, such lesser number of Appendix II Performance Periods) equals or exceeds the IBOP Minimum Hurdle (any such Appendix II Performance Period, a “Section 5(b) Achieving Period”) and (y) IBOP during any of the final four Appendix II Performance Periods (or, if there are less than four Appendix II Performance Periods, such lesser number of Appendix II Performance Periods) is the highest achieved IBOP during the Appendix II Measurement Period (after giving effect to all IBOP recalculations under subsection (a) above, if the recalculation in subsection (a) above applied), then IBOP for each such Section 5(b) Achieving Period shall be subject to recalculation as set forth in this Section 5(b). If the lowest achieved IBOP for a Subsequent Testing Period that follows a Section 5(b) Achieving Period is less than 80% of IBOP for such Section 5(b) Achieving Period, then IBOP for such Section 5(b) Achieving Period shall be recalculated to equal the product of (X) the quotient of (i) the lowest IBOP for any of the Subsequent Testing Periods following such Section 5(b) Achieving Period, divided by (ii) 80% of IBOP for such Section 5(b) Achieving Period, multiplied by (Y) IBOP for such Section 5(b) Achieving Period. If the lowest achieved IBOP for a Subsequent Testing Period that follows a Section 5(b) Achieving Period is not less than 80% of IBOP for such Section 5(b) Achieving Period, then IBOP for such Section 5(b) Achieving Period shall not be recalculated under this Section 5(b). The recalculations under this Section 5(b) shall be repeated until no further recalculations could be made under this Section 5(b).

(c)     For the avoidance of doubt, the recalculations under both Sections 5(a) and 5(b) of this Appendix II may be applicable.

6. Time-Based Requirements. If the Time-Based Requirements are not satisfied (including, without limitation, as the result of failing to timely execute the Release or not making the required Total Disability acknowledgement), then the Maximum Appendix II Settlement Amount, as well as all Appendix II PSUs (including, without limitation, any that have become Conditionally Earned Appendix II PSUs) shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient. The parties hereto specifically acknowledge and agree that Section 10.4 of the Plan shall not apply to this Grant.

7. Settlement.

(a)    If the Time-Based Requirements have been satisfied, then if IBOP for any Appendix II Performance Period included in the Initial Testing Period equals or exceeds the IBOP Minimum Hurdle (determined after giving effect to all recalculations of IBOP under Section 5(a) of this Appendix II), a portion of the Maximum Appendix II Settlement Amount equal to what the Maximum Appendix II Settlement Amount would have been under Section 4 above had the highest achieved IBOP during any Appendix II Performance Period equaled the highest achieved IBOP in the Initial Testing Period (determined after giving effect to all IBOP recalculations under Section 5(a) of this Appendix II) shall be paid to the Recipient in a lump sum cash payment within 30 days after September 30, 2019; provided, however, that if (x) the Time-Based Requirements are satisfied pursuant to clause (ii) or (iv) of the definition thereof, then payment of such amount instead shall be made within 60 days after the earlier of the day

12192410.2.TAX -13-

that is 6 months following Recipient’s Separation from Service or September 30, 2019 and (y) the Time-Based Requirements are satisfied under clause (iii) of the definition thereof as a result of the Recipient’s death, payment of such amount instead shall be made within 60 days after the date of such death.

(b)     If the Time-Based Requirements have been satisfied, then if IBOP during any of the final four Appendix II Performance Periods equals or exceeds the IBOP Minimum Hurdle (determined after giving effect to all recalculations of IBOP under Sections 5(a) and 5(b) of this Appendix II) and is the highest achieved IBOP during the Appendix II Measurement Period (determined after giving effect to all recalculations of IBOP under Sections 5(a) and 5(b) of this Appendix II), then a portion of the Maximum Appendix II Settlement Amount equal to (X) what the Maximum Appendix II Settlement Amount would have been under Section 4 above had the highest achieved IBOP during any Appendix II Performance Period equaled the highest achieved IBOP in any of the final four Appendix II Performance Periods (determined after giving effect to all IBOP recalculations under Sections 5(a) and 5(b) of this Appendix II), less (Y) the portion of the Maximum Appendix II Settlement Amount paid under Section 7(a) of this Appendix II, if any, shall be paid to the Recipient in a lump sum cash payment within 60 days after the last day of the last Subsequent Testing Period. If the amount determined under clause (X) above is equal to or less than the amount paid under Section 7(a) of this Appendix II, then the amount payable under this Section 7(b) shall be $0.00.

(c)    Notwithstanding anything contained in the Grant to the contrary, if neither Section 7(a) nor 7(b) of this Appendix II are applicable (because, for example, IBOP (as recalculated under Section 5 of this Appendix II) did not equal or exceed the IBOP Minimum Hurdle for any Appendix II Performance Period or because the Time-Based Requirements were not satisfied), then no amounts shall be payable to the Recipient under this Appendix II or Appendix I.

(d)    Any portion of the Maximum Appendix II Settlement Amount not paid under this Section 7 shall be immediately forfeited with no compensation, consideration or other payments due to the Recipient.

The parties hereto agree that the occurrence of a Change in Control or Sale of the Company shall not accelerate the payment date (provided that the Company retains the discretion to accelerate the payment date in connection with a Sale of the Company to the extent permitted under, and in accordance with, Treasury Regulation Section 1.409A-3(j)).

8. Dividend Equivalents. No dividends shall be paid with respect to any Appendix II PSUs. However, if an Extraordinary Cash Dividend has a record date during the Appendix I Measurement Period but before the first date on which any Appendix II PSUs become Conditionally Earned Appendix II PSUs, then any Appendix II PSUs shall be credited with the Common Stock per-share amount of such Extraordinary Cash Dividend as of such record date (the amount of dividend equivalents so credited on any such Appendix II PSU, such Appendix II PSU’s “Appendix II Accumulated Dividend Equivalent Value”), with such amount to be paid only as provided in Sections 7 and 9 of this Appendix II (subject to Sections 4 and 5 of this Appendix II). The Appendix II Accumulated Dividend Equivalent Value shall be immediately forfeited with no consideration or other compensation or payment due to the Recipient in the event that the Appendix II PSUs to which such amounts relate are forfeited.

9. Earning Override. Notwithstanding anything contained in the Agreement or this Appendix II to the contrary, in the event that as of the end of the Appendix I Measurement Period, the Aggregate Appendix I Settlement Amount (as defined in Appendix I) is not greater than $0.00, then the Maximum Appendix II Settlement Amount shall be $0.00 (regardless of whether any of

12192410.2.TAX -14-

the Appendix II Performance Requirements have been satisfied), and all Appendix II PSUs shall be immediately forfeited with no consideration, compensation or payments otherwise due to the Recipient, and no portion of the Maximum Appendix II Settlement Amount shall be paid to the Recipient.

[end of Appendix II]

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ATTACHMENT 1

Hypothetical 1

•	The only Extraordinary Cash Dividend during the Appendix I Measurement Period with a record date before the end of the Appendix I Performance Period commencing on October 1, 2016 was $3.00 per share.

•	Prior to the Appendix I Performance Period commencing on October 1, 2016, no portion of the Appendix I Performance Requirements have been satisfied.

•
With respect to the Appendix I Performance Period commencing on October 1, 2016, (i) the average Daily Value equals $33.00, (ii) the Daily Value for 30 of such trading days was $35.00, the Daily Value for another 30 of such trading days was $34.00 and the Daily Value for another 30 of such trading days was $30.00 and (iii) the lowest Daily Value during the last 20 trading days was $35.00. The Daily Value on the last day of such Performance Period was $35.00.

•
Based on the foregoing, the Reference Price for such Performance Period is $33.00 (which is the highest number that does not exceed the amount determined under any of clause (i) ($33.00), clause (ii) ($34.00) or clause (iii) ($35.00)). Because $33.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Appendix I Performance Period was $31.58), the Appendix I Performance Requirements for the Appendix I Performance Period commencing on October 1, 2016 were satisfied for $5,449,651.68 (which equals $5,000,000 + ($5,000,000 X (($33.00 - $31.58) / ($47.37 -$31.58))).

•
Based on such achievement, the number of Appendix I PSUs that will be treated as Appendix I Performance Satisfied PSUs would equal 155,704.33 ($5,449,651.68 / $35.00). Such Appendix I Performance Satisfied PSUs would then be immediately converted to their Appendix I Settlement Amount, which equals $5,449,651.68 (the sum of the Fair Market Value of such Appendix I Performance Satisfied PSUs on the last day of such Appendix I Performance Period ($4,982,538.68), plus the Appendix I Accumulated Dividend Equivalent Value of such Appendix I Performance Satisfied PSUs ($467,113)).

•	Such amount ($5,449,651.68) would then be paid as provided in Section 5 of Appendix I only upon the satisfaction of the Time-Based Requirements, subject to Section 8 of Appendix I.

Hypothetical 2

•	The facts are the same as Hypothetical 1.

•
Prior to the end of the Appendix I Performance Period commencing on March 1, 2017, no additional portion of the Appendix I Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•	With respect to the Appendix I Performance Period commencing on March 1, 2017, the Reference Price is determined to be $32.00 applying the same principles as applied in

12192410.2.TAX -16-

Hypothetical 1.

•
Based on the foregoing, the Reference Price for such Appendix I Performance Period did not exceed the Reference Price Minimum Hurdle (which at such time was $33.00), and as such, no portion of the Appendix I Performance Requirements was satisfied during such Appendix I Performance Period. However, the Appendix I Performance Requirements for the previous Appendix I Performance Period (commencing on October 1, 2016) remain satisfied, resulting in an Aggregate Appendix I Settlement Amount of $5,449,651.68 (to be paid if and only if the Time-Based Requirements are satisfied, subject to Section 8 of Appendix I).

Hypothetical 3

•	The facts are the same as Hypotheticals 1 and 2.

•
Prior to the end of the Appendix I Performance Period commencing on July 2, 2017, no additional portion of the Appendix I Performance Requirements have been satisfied (beyond those satisfied under Hypothetical 1 above), nor have any additional Extraordinary Cash Dividends been declared.

•
With respect to the Appendix I Performance Period commencing on July 2, 2017, (i) the average Daily Value equals $36.00, (ii) 30 trading days during such period had a Daily Value of $32.00, while the other 60 trading days had a Daily Value of $38.00 and (iii) the lowest Daily Value for the last 20 trading days was $38.00. The Daily Value on the last trading day of such Appendix I Performance Period was $38.00.

•
Based on the foregoing and applying the same principles as applied in Hypothetical 1, the Reference Price was $36.00. Because $36.00 is greater than the Reference Price Minimum Hurdle (which as of the end of such Appendix I Performance Period was $33.00 as per Hypotheticals 1 and 2 above), the Appendix I Performance Requirements for the Appendix I Performance Period commencing on July 2, 2017 were satisfied. As the result of such achievement, the aggregate amount with respect to which the Appendix I Performance Requirements are satisfied for such Appendix I Performance Period and all prior Appendix I Performance Periods equals $6,399,620.01 ($5,000,000 + ($5,000,000 X (($36.00-$31.58) / ($47.37-$31.58)). Because the Appendix I Performance Requirements were already satisfied for $5,449,651.68, the additional amount with respect to which the Appendix I Performance Requirements were satisfied for the Appendix I Performance Period commencing on July 2, 2017 was $949,968.33 ($6,399,620.01 - $5,449,651.68).

•
Based on such achievement, the additional number of Appendix I PSUs that will be treated as Appendix I Performance Satisfied PSUs would equal 24,999.16 ($949,968.33 / $38.00). Such Appendix I Performance Satisfied PSUs would then be immediately converted to their Appendix I Settlement Amount, which equals $949,968.33 (the sum of the Fair Market Value of such Appendix I Performance Satisfied PSUs ($874,970.83), plus the Appendix I Accumulated Dividend Equivalent Value of such Appendix I Performance Satisfied PSUs ($74,997.50)).

•
As of the end of the Appendix I Performance Period commencing on July 2, 2017, the Aggregate Appendix I Settlement Amount would be $6,399,620.01 ($5,449,651.68 for the Appendix I Performance Period commencing on October 1, 2016, plus $949,968.33

12192410.2.TAX -17-

for the Appendix I Performance Period commencing on July 2, 2017). Such Aggregate Appendix I Settlement Amount would be paid if and only if the Time-Based Requirements are satisfied, subject to Section 8 of Appendix I.

Hypothetical 4

•	Assume the same facts as Hypotheticals 1, 2 and 3, except that no portion of the Appendix II Performance Requirements were satisfied during the Appendix II Measurement Period.

•	In such case, the Aggregate Appendix I Settlement amount would be $0.00 and no amounts would be paid to the Recipient under Appendix I or Appendix II.

[end of Attachment]

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ATTACHMENT 2

Hypothetical 1

•
Assume that IBOP during an Appendix II Performance Period is $12,000,000 - $3,000,000 of which is from company A, $3,000,000 of which is from company B and $1,000,000 of which is from companies C, D, E, F, G and H.

•
Because IBOP from two customers in an Appendix II Performance Period is more than 40% of IBOP for that Appendix II Performance Period, IBOP in excess of 40% will be disregarded. As the result, IBOP for such Appendix II Performance Period would be reduced to $10,800,000 ($12,000,000 – ($3,000,000 + $3,000,000 – (40% X $12,000,000)).

Hypothetical 2

•	Assume that the Appendix I Performance Requirements are satisfied on July 2, 2017 when the Daily Value and Fair Market Value both equal $32.00.

•	Assume that IBOP is as follows:

Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
$1mm	$1mm	$1mm	$2mm	$2mm	$2mm	$2mm	$2mm

Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
$3mm	$5mm	$4mm	$2mm	$2mm	$3mm	$5mm	$5mm

Q1 2019	Q2 2019	Q3 2019
$6mm	$1mm	$3mm

•	Based on the chart above, there would be 16 Appendix II Performance Periods. IBOP for each such Appendix II Performance Period is set forth in the chart below.

Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
N/A	N/A	N/A	$5mm	$6mm	$7mm	$8mm	$8mm

Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
$9mm	$12mm	$14mm	$14mm	$13mm	$11mm	$12mm	$15mm

Q1 2019	Q2 2019	Q3 2019
$19mm	$17mm	$15mm

•	Because the Appendix I Performance Requirements were satisfied on July 2, 2017, on such

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date, 312,500 Appendix II PSUs become Conditionally Earned Appendix II PSUs ($10,000,000/$32.00), and the remaining 4,157 Appendix II PSUs were forfeited with no consideration, compensation or other payments due to Recipient. The Conditionally Earned Appendix II PSUs are then immediately converted into their settlement amount, which equals $32.00 for each Conditionally Earned Appendix II PSU. Accordingly, the Maximum Appendix II Settlement Amount equals $10,000,000, subject to adjustment as described in Sections 4, 5, 7 and 9 of Appendix II.

•
The highest IBOP achieved for any Appendix II Performance Period is $19,000,000. Pursuant to Section 4 of Appendix II, the Appendix II Performance Requirements would be deemed satisfied for $9,500,000 ($5,000,000 + ($5,000,000 X (($19,000,000 - $10,000,000)/($20,000,000 - $10,000,000)). Accordingly, under Section 4 of Appendix II, the Maximum Appendix II Settlement Amount is reduced to $9,500,000, subject to adjustment as described in Sections 5, 7 and 9 of Appendix II.

•
The Initial Testing Period will include all Appendix II Performance Periods through the Appendix II Performance Period ending (but including) Q3 2018. Based on IBOP during the Appendix II Measurement Period, the recalculation of IBOP under Section 5(a) of Appendix II will apply. This is because following the achievement of the IBOP Minimum Hurdle during the Initial Testing Period, certain Appendix II Performance Periods had IBOP below the required 80% threshold. The first Appendix II Performance Period in the Initial Testing Period to be retested is Q3 2017 because IBOP in Q2 2018 is less than 80% of IBOP in Q3 2017.

◦
Pursuant to Section 5(a) of Appendix II, IBOP for Q3 2017 would be adjusted to equal $13.75mm (($11mm/(.8 X $14mm)) X $14mm). IBOP for Q4 2017 would also be adjusted to this amount since it was the same as the original IBOP for Q3 2017.

◦
IBOP will not be required to be adjusted under Section 5(a) of Appendix II for any other Appendix II Performance Periods in the Initial Testing Period because the 80% test is not met for any other Appendix II Performance Period in the Initial Testing Period.

◦
Assuming that the Time-Based Requirements are met, the portion of the Maximum Appendix II Settlement Amount to be paid to the Recipient under Section 7(a) of Appendix II is calculated to equal what the Maximum Appendix II Settlement Amount would have been under Section 4 of Appendix II had the highest achieved IBOP during any Appendix II Performance Period equaled the highest achieved IBOP in the Initial Testing Period (determined after giving effect to all IBOP recalculations under Section 5(a) of Appendix II). Based on this, the portion of the Maximum Appendix II Settlement Amount to be paid to the Recipient under Section 7(a) of Appendix II equals $6,875,000 ($5,000,000 + ($5,000,000 X (($13,750,000 - $10,000,000) / ($20,000,000 - $10,000,000)))). Assuming that the Recipient remains employed by the Company or a Subsidiary through September 30, 2019, this amount would be paid to the Recipient within 30 days after September 30, 2019.

◦	After the application of Section 5(a) of Appendix II, IBOP for the various Appendix II Performance Periods would be as follows:

12192410.2.TAX -20-

Q1 2015	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016
			$5mm	$6mm	$7mm	$8mm	$8mm

Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
$9mm	$12mm	$13.75mm	$13.75mm	$13mm	$11mm	$12mm	$15mm

Q1 2019	Q2 2019	Q3 2019
$19mm	$17mm	$15mm

•
Because the highest achieved IBOP occurred during the final four Appendix II Measurement Periods ($19mm), Section 5(b) of Appendix II may be applicable. Accordingly, it would be necessary to determinate the Subsequent Testing Periods and IBOP for each such Subsequent Testing Period. The Subsequent Testing Periods would be Q2 2019, Q3 2019, Q4 2019 and Q1 2020. IBOP for Q2 2019 is $17mm, IBOP for Q3 2019 is $15mm and assume that IBOP for Q4 2019 and Q1 2020 are both $19mm. Based on this, because IBOP during one of the Subsequent Testing Periods is less than 80% of IBOP during one of the final four Appendix II Performance Periods, IBOP during at least one of the final four Appendix II Performance Periods must be recalculated under Section 5(b) of Appendix II.

o	Based on the test set forth in Section 5(b) of Appendix II, IBOP for Q1 2019 would be recalculated to equal $18,750,000 (($15mm/(.8 X $19mm)) X $19mm).

o	IBOP will not be required to be adjusted for any other of the final four Appendix II Performance Periods.

o
Assuming that the Time-Based Requirements are met, the portion of the Maximum Appendix II Settlement Amount to be paid to the Recipient under Section 7(b) of Appendix II is calculated to equal the difference between (X) what the Maximum Appendix II Settlement Amount would have been under Section 4 of Appendix II had the highest achieved IBOP during any Appendix II Performance Period equaled the highest achieved IBOP during the final four Appendix II Performance Periods (determined after giving effect to all IBOP recalculations under Sections 5(a) and 5(b) of Appendix II), less (Y) the amount paid to the Recipient under Section 7(a) of Appendix II. Based on this, the amount determined under clause (X) equals $9,375,000 ($5,000,000 + ($5,000,000 X (($18,750,000 - $10,000,000) / ($20,000,000 - $10,000,000)))). Accordingly, the amount paid to the Recipient under Section 7(b) of Appendix II would equal $2,500,000 ($9,375,000 - $6,875,000). This amount would be paid to the Recipient within 60 days after the end of Q1 2020.

o	The portion of the Maximum Appendix II Settlement Amount not paid to the Recipient under Sections 7(a) or 7(b) of Appendix II ($125,000, which equals $9,500,000 less $9,375,000) would be forfeited.

Hypothetical 3

•	Assume the same facts as Hypothetical 2, except that no portion of the Appendix I Performance Requirements were satisfied during the Appendix I Measurement Period.

12192410.2.TAX -21-

•	In such case, the Maximum Appendix II Settlement amount would be $0.00 and no amounts would be paid to the Recipient under Appendix I or Appendix II.

[end of Attachment]

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